SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)  of the Securities Exchange Act of
1934



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Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

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          14a-6(e)(2))
[X  ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to S240.1a-11(c) or S240.1a-12


                                Taco Cabana, Inc.
           (Name of Registrant as Specified In Its Charter)
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    Taco Cabana, Inc.
               8918 Tesoro Dr., Suite 200
                San Antonio, Texas  78217


        Notice of Annual Meeting of Stockholders
                     August 19, 1999


TO THE STOCKHOLDERS OF
TACO CABANA, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Taco Cabana, Inc., a Delaware corporation (the "Company"), will be held at the Airport Hilton Hotel, 611 Northwest Loop 410, San Antonio, Texas, on Thursday, August 19, 1999, at 10:00 a.m., Central Daylight Time for the following purposes:

    1.) To elect six directors.

    2.) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Thursday, July 1, 1999 as the record date for the determination of stockholders entitled to vote at the meeting.

     We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If for any reason you should subsequently change your plans, you can of course revoke the proxy at any time before it is actually voted.

                          BY ORDER OF THE BOARD OF DIRECTORS



                          David G. Lloyd
                          Secretary

San Antonio, Texas
July 13, 1999






                    TACO CABANA, INC.
                     PROXY STATEMENT
         FOR THE ANNUAL MEETING OF STOCKHOLDERS
               TO BE HELD AUGUST 19, 1999

                       THE MEETING


     This Proxy Statement is furnished to the stockholders of Taco Cabana, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held Thursday, August 19, 1999 (the "Meeting" ). This Proxy Statement, the accompanying proxy, and the Company's Annual Report are being sent or given to the stockholders of the Company on or about July 13, 1999.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Pursuant to applicable Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held on the record date.

     Proxies in the form enclosed will be voted at the Meeting, if properly executed, returned to the Company prior to the Meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the convening of the Meeting, or by presenting another proxy card with a later date. If you attend the Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

     The record date for stockholders entitled to vote at the Meeting is July 1, 1999. At the close of business on July 1, 1999, the Company had issued and outstanding and entitled to vote at the Meeting 13,400,900 shares of Common Stock. As of July 1, 1999, the directors and executive officers of the Company owned a total of 94,880 shares of the Company's Common Stock, or approximately 0.7% of the total number of shares outstanding and entitled to vote at the Meeting.





                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of June 1, 1999, by: (i) each person known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each executive officer of the Company, (iii) each director of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                 Shares Beneficially Owned
        Name                       Number         Percent

     Stephen V. Clark  (1)       170,063           1.2%

     David G. Lloyd  (2)          86,000            *

     Douglas Gammon  (3)          30,000            *

     Dennis Greenia  (4)          15,000            *

     William J. Nimmo  (5)        11,817            *

     Richard Sherman  (6)         87,003            *

     Cecil Schenker  (7)         107,503            *

     Lionel Sosa  (8)              8,000            *

     Rod Sands (9)                70,000            *

     Massachusetts Financial
     Services Co.  (10)        1,199,301           8.6%

     Dimensional Fund Advisors, Inc. (11)        982,764    7.1%

     All directors and officers as
         a group (9 persons)  (12)585,386          4.2%
___________________________
*    Less than 1%.



                                       2




(1) Includes 160,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 140,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(2) Includes 75,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 75,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(3) Includes 25,000 shares issuable pursuant to presently exercisable options (or those exercisable within 60 days). Excludes 75,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(4) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 60,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(5) Includes 8,000 shares issuable pursuant to presently exercisable options (or those exercisable within 60 days). Excludes 18,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(6) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 6,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(7) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 6,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(8) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 18,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(9) Includes 5,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 18,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(10) Based upon Schedule 13G, filed jointly in February 1996, and amended in February 1999, indicating beneficial ownership as stated in the table, and shared dispositive power as to all shares beneficially owned. Included in the joint filing were Massachusetts Financial Services Company ("MFS"), indicating beneficial ownership and sole dispositive power of 1,199,301 shares and MFS Series Trust II - MFS Emerging Growth Fund ("MEG"), indicating 770,000 shares beneficially owned by MFS as well as MEG. Address: 500 Boylston Street, Boston, Massachusetts 02116.
(11) Based upon Schedule 13G, filed in February 1999, indicating beneficial ownership, sole dispositive power and sole voting power as stated in the table. Address: 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12) Includes 490,506 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 416,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).




                                       3





                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  At the Annual Meeting six directors are to be elected by plurality of the votes cast by the holders of the shares of outstanding Common Stock of the Company. Under applicable Delaware law, in tabulating the vote, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to the election of the six director positions to be filled at this meeting. The nominees for director are Stephen V. Clark, William J. Nimmo, Richard Sherman, Cecil Schenker, Lionel Sosa and Rod Sands. All of the nominees are presently directors of the Company. For information concerning the backgrounds of such nominees, see "Directors and Executive Officers" on page 5.

  The enclosed Proxy, if properly signed and returned will be voted FOR the election of these six nominees unless authority to vote is withheld. The Board of Directors has no reason to believe that any of such nominees will be unable to serve if elected. In the event any of such nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Directors. All directors will hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, unless prior to such meeting a director resigns or his directorship otherwise becomes vacant.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES.







                                       4





                        Directors and Executive Officers

     The directors and executive officers of the Company and their respective ages are as follows:

     Name                      Age      Position

     Stephen V. Clark          45       Chief Executive Officer,
                                        President and Director
     Douglas Gammon            52       Senior Vice President - Human
                                        Resources and People
                                        Development
     Dennis Greenia            49       Senior Vice President Marketing
     David G. Lloyd            36       Senior Vice President - Finance,
                                        Chief Financial Officer
                                        Secretary and Treasurer
     William J. Nimmo          45       Director
     Rod Sands                 51       Director
     Cecil Schenker            56       Director
     Richard Sherman           55       Director
     Lionel Sosa               60       Director



     Mr. Clark has served as the Company's Chief Executive Officer since November 1996, and as the President, Chief Operating Officer, and as a Director since April 1995. Prior to that, Mr. Clark was with Church's Chicken, a division of America's Favorite Chicken, for seventeen years with his final title having been Senior Vice President and Concept General Manager. He also served on the executive committee of America's Favorite Chicken and was on the Board of Directors of Church's Operators Purchasing Association. In his final position with America's Favorite Chicken, Mr. Clark was primarily responsible for the day-to-day operations of over 1100 company-owned and franchised units with aggregate sales volume in excess of $600 million.

     Mr. Gammon joined the Company in March 1997 as Senior Vice President, Human Resources and People Development. From December 1989 to March 1997, Mr. Gammon served as Vice President of Human Resources at Marriott International which has over 15,000 employees in 50 states. Mr. Gammon has over 18 years of experience in the human resources field as well as over six years experience in restaurant operations. He was the past President for the Council of Hotel and Restaurant Trainers.

     Mr. Greenia joined the Company in July 1998 as Senior Vice President - Marketing. From January 1989 to July 1998, Mr. Greenia served as President of the Merrill Group, a marketing consulting firm in Atlanta GA., whose clients included the Coca-Cola Company, Dominos Pizza, Bally's Total Fitness and Hardee's Foods. Mr. Greenia has over 19 years experience both nationally and internationally in the food service industry holding positions with Burger King Corporation, J. Walter Thompson Advertising and Coca Cola USA. Mr. Greenia is currently also a majority partner in Mobile Media Network of Atlanta, Inc.




                                       5





     Mr. Lloyd joined the Company in October 1994 as Vice President - Finance, Chief Financial Officer, Secretary and Treasurer and was promoted to Senior Vice President in May 1996. From August 1985 to October 1994, Mr. Lloyd served in various capacities with Deloitte & Touche (the Company's independent auditors), with his last position being Senior Audit Manager. Mr. Lloyd is a certified public accountant.

     Mr. Nimmo has served as a director of the Company since November 1991. Since May 1997, Mr. Nimmo has been a Partner with Halpern, Denny & Co., a venture capital firm in Boston, Massachusetts. Prior to that, Mr. Nimmo served as Managing Director of Cornerstone Equity Investors, Inc., and its predecessor firm, Prudential Equity Investors, Inc., since September 1989.

     Mr. Sands has been a director of the Company since February 1998. Since July 1997, Mr. Sands has served as the Managing Director of Silver Venture Capital Management, a private equity investment fund. From August 1992 to July 1997, Mr. Sands served as the President and Chief Operating Officer of Pace Foods, a food manufacturer with revenues in excess of $200 million. Mr. Sands currently serves on the board of directors of Orval Kent Holdings, Packaged Ice, Inc., Texas Commerce Bank/Chase-San Antonio and Benefit Planners, Inc. He is also a member of St. Mary's University Business Advisory Board.

     Mr. Schenker has been a director of the Company since January 1992. Mr. Schenker is a corporate securities attorney and is the managing partner of the San Antonio, Texas office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Mr. Schenker has been a partner through his professional corporation since January of 1984. Akin, Gump, Strauss, Hauer & Feld, L.L.P. has regularly performed legal services for the Company. Mr. Schenker is also a director of LOT$OFF Corporation, formerly 50-Off Stores, Inc.

     Mr. Sherman has been a director of the Company since November 1991. Mr. Sherman is a private investor and retail consultant. Mr. Sherman served as President and Chief Executive Officer of Rally's, Inc. from September 1987 to January 1991. From August 1989 to January 1991, he also served as Chairman of the Board of Rally's, Inc. Mr. Sherman currently serves as a member of the Board of Trustees of Paul Quinn College in Dallas, Texas and as a director of Reed's Jewelers, Inc., Papa John's International, Inc., and PJ America, Inc.

     Mr. Sosa has been a director of the Company since August 1997. Mr. Sosa has served as the Chief Executive Officer of KJS Marketing Agency since January 1996. From 1994 to 1996 he served as Chairman of DMB&B/Americas, a network of advertising agencies in the U.S. and Latin America. In 1980 Mr. Sosa founded the agency of Sosa, Bromley, Aguilar, Noble & Associates, an advertising agency specializing in Hispanic marketing in the U.S. Mr. Sosa sold Sosa, Bromley, Aguilar, Noble & Associates in 1994. Mr. Sosa is currently a Director of the Children's Television Workshop Network.










                                       6





     The Board of Directors has a compensation and stock option committee which currently consists of William J. Nimmo, Richard Sherman, Lionel Sosa and Rod Sands. The Board of Directors also has an audit committee which currently consists of William J. Nimmo, Richard Sherman, Lionel Sosa, Cecil Schenker and Rod Sands. The Board of Directors does not currently have a nominating committee. All directors serve for a term of one year and until their successors are duly elected. Each director who is not also an employee of the Company receives an annual retainer of $25,000, and an attendance fee of $2,500 per Board meeting. All non-employee directors are reimbursed for their expenses. The Board of Directors met four times during 1998. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of Board committees of which he was a member held during 1998.

     The compensation and stock option committee monitors and makes recommendations to the Board with respect to compensation programs for officers and directors and administers the Company's Stock Option Plan. The compensation and stock option committee met two times during 1998.

     The audit committee considers the adequacy of the internal controls of the Company and the objectivity of financial reporting; meets with the independent certified public accountants and appropriate Company financial personnel about these matters; and recommends to the Board the appointment of the independent certified public accountants. The audit committee met two times in 1998.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act" ) requires each director and executive officer of the Company, and each person who owns more than 10% of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this report any failure of its directors and executive officers to file by the relevant due date any of these reports during the Company's fiscal year.

     To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's officers, directors, and 10% stockholders were complied with, except for one late filing each as to a Form 4 for Lionel Sosa and Rod Sands.




                                        7




                            EXECUTIVE COMPENSATION

  Executive compensation is set at levels which are sufficiently competitive with companies of similar size and type to permit the Company to attract and retain the best possible individuals. Compensation is structured to provide incentives for executive officer performance that results in continuing improvements in the Company's financial results, over both the short term and the long term. Compensation is also designed to align the interests of the Company's executives and its stockholders by providing for payment of a significant portion of incentive compensation in the form of stock options. Moreover, each executive officer's compensation is based upon both individual and Company performance.

  As may be seen from the Summary Compensation Table included on page 9, the compensation of executive officers consists of three principal parts, each of which is reviewed regularly by the committee.

  Salaries shown in the Summary Compensation Table represent the fixed portion of compensation for executive officers for the year. Changes in salary depend upon Company as well as individual performance.

  The bonuses shown in the Summary Compensation Table are paid in cash to executive officers and depend upon the financial and strategic accomplishments of the Company. The Committee also has discretion to modify the bonus based upon individual performance, including the individual's progress in implementing the Company's goals.

  The third principal component of compensation arises from the Company's grant of stock options to executive officers (the Company's Stock Option Plan actually covers several levels of employees). The Committee sets the number of options to be granted based on a variety of factors, including, principally, salary grade, Company and individual performance and individual levels of stock ownership. All options under the Plan are granted at fair market value, and therefore any value which ultimately accrues to executive officers is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's Common Stock.

  A written employment agreement served as the principal basis of Mr. Clark's compensation during 1998. During 1998 Mr. Clark's annual salary was adjusted to reflect his responsibilities, experience, his individual performance and important contributions to the Company. In addition, Mr. Clark received a bonus of $163,846 and options to purchase 100,000 shares of the Company's common stock. The Compensation Committee noted the increase in the Company's earnings per share and improved operations of the Company.


Respectfully submitted,
THE COMPENSATION AND STOCK OPTION  COMMITTEE
Richard Sherman, William J. Nimmo, Lionel Sosa, Rod Sands




                                        8





     Summary Compensation Table. The following table sets forth certain information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and the Company's other executive officers (collectively the "named executive officers"):

                                Summary Compensation Table

                                            Annual Compensation            Long-Term Compensation
                                    ------------------------------- ---------------------------------
                                                                             Awards          Payouts
                                                                    ------------------------ -------
                                                            Other               Securites
                                                            Annual  Restricted  Underlying             All Other
                                                            Compen-   Stock      Options/     LTIP      Compen-
  Name and Principal       Fiscal   Salary      Bonus       sation   Award(s)     SARs       Payouts    sation
     Position               Year     ($)         ($)        ($)(1)     ($)         (#)         ($)        ($)

Stephen V.Clark,           1998    281,882      163,846          -       -       100,000        -          -
Chief Executive Officer,   1997    255,420            -          -       -             -        -          -
President, Chief           1996    233,404            -          -       -             -        -          -
Operating Officer

David G. Lloyd,            1998    157,004       61,845          -       -        50,000        -          -
Senior Vice President,     1997    143,528            -          -       -             -        -          -
Chief Financial Officer,   1996    135,138            -          -       -             -        -          -
Secretary and Treasurer

Douglas Gammon             1998    142,469       53,577     38,393(3)    -        25,000        -          -
Senior Vice President -    1997    113,820(2)         -     55,135(3)    -        75,000        -          -
Human Resources and
People Development

Dennis Greenia             1998     61,060(4)    26,000           -      -        75,000        -          -
Senior Vice President-
Marketing

James A. Eliasberg         1998    204,256(5)         -           -      -             -        -          -
Senior Vice President -    1997    191,877            -           -      -             -        -          -
and General Counsel        1996    189,235            -           -      -             -        -          -

-----------------

(1)Certain of the Company's executive officers receive personal benefits in addition to salary; however, the Company has concluded that the aggregate amounts of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported for any named executive officer.
(2)Mr. Gammon joined the Company in March 1997.
(3)Represents relocation expense reimbursements.
(4)Mr. Greenia joined the Company in July 1998.
(5)Mr. Eliasberg served as Senior Vice President and General Counsel until September 1998.




                                       9





Stock Option Plans and Directors' Options

     Under the Taco Cabana, Inc. 1990 Stock Option Plan (the "1990 Option Plan"), amended in August 1992, and the 1994 Stock Option Plan (the "1994 Option Plan"), amended in August 1997, options to purchase up to 1,500,000 and 1,250,000 shares, respectively, of Common Stock may be granted to employees, outside directors and consultants and advisers of the Company or any subsidiary corporation or entity. The stock is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under an Option Plan may be reoptioned thereunder. The 1990 and 1994 Option Plans are administered by a committee of outside directors (the "Committee" ). The Committee sets specific terms and conditions of options granted under the 1990 and 1994 Option Plans and administers the 1990 and 1994 Option Plans, as well as the Company's other employee benefit plans which may be in effect from time to time. The Committee currently consists of William
J. Nimmo, Lionel Sosa, Richard Sherman and Rod Sands.

     The Company's employees are eligible to receive either incentive stock options or nonqualified stock options or a combination of both, as the
Committee determines. Non-employee participants may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it is granted (so long as the optionee, if an employee, continues to be employed by the Company). In addition, an incentive option may be exercised within 90 days after the termination of employment of the optionee (subject to any limitations in the particular option), within one year after termination in case of termination because of disability, or throughout the term of the option in the event of the optionee's death, to the extent in each case the option was exercisable at the termination date. A nonqualified stock option may be exercised for such period, but not later than the expiration date, after termination of employment, disability or death, as may be specified in the particular option.

     The exercise price of all incentive stock options must be at least equal to the fair market value of the Common Stock on the date of grant, or 110% of fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company's shares. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, by delivering Common Stock of the Company already owned by such optionee with a market value equal to the exercise price, or by a method in which a concurrent sale of the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds.




                                       10



     The 1994 Option Plan provides that each outside director will automatically receive a grant of 3,000 nonqualified stock options each year on the fifth business day following the first public release of the Company's audited earnings report on results of operations for the preceding fiscal year. Each such option will become exercisable in whole or in part on the first anniversary of the award through the balance of its ten-year term. Subject to availability of shares allocated to the 1994 Option Plan and not already reserved for other outstanding stock options, outside directors who join the Board in the future will in addition receive an initial grant of options for 20,000 shares, which will become exercisable in five equal increments beginning on the first anniversary of the award and on each of the next four succeeding anniversary dates. Such options will be exercisable for a term of ten years. Such options will be awarded upon their appointment or election to the Board. Options, once granted and to the extent exercisable, will remain exercisable throughout their term, regardless of whether the holder continues as a director. The exercise price of the options is equal to 100% of the fair market value of a share of Common Stock at the time of grant.

     The 1990 Option Plan will terminate on October 14, 2000. The 1994 Option Plan will terminate on October 17, 2004. The Board of Directors may, however, terminate the 1990 and 1994 Option Plans at any time prior to such respective dates. Termination of the 1990 and 1994 Option Plans will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the Option Plans.

     As of June 1, 1999, options for 465,592 shares of common stock had been granted under the 1990 Option Plan and were outstanding, with a weighted average exercise price of $6.06 per share, and no additional shares were available for issuance upon exercise of options which may be granted in the future. As of June 1, 1999, options for 1,034,408 shares had been exercised.

     As of June 1, 1999, options for 1,072,417 shares of common stock had been granted under the 1994 Option Plan and were outstanding, with a weighted average exercise price of $5.37 per share, and 177,583 additional shares were available for issuance upon exercise of options which may be granted in the future. As of June 1, 1999, 150,884 options had been exercised.




                                        11



     Stock Option  Grant  Table.    The  following  table  sets  forth  certain
information concerning options granted to the named executive officers during the Company's fiscal year ended January 3, 1999:

                Option Grants in Last Fiscal Year

                      Percent                           Potential Realizable
                       Total                               Value at Assumed
                      Options                              Annual Rates of
                     Granted to  Exercise                   Stock Price
            Options  Employees      or                     Appreciation
            Granted     in        Base                  for Option Term (2)
             #(1)      Fiscal     Price    Expiration   --------------------
   Name       (3)       Year     ($/Sh)       Date        5% ($)     10% ($)
----------------------------------------------------------------------------
Stephen     100,000     21%        6.125     4/24/2008   385,198    976,167
V. Clark
David G.    50,000      10%       6.1875     6/09/2008   194,564    493,064
Lloyd
Douglas     25,000       5%        6.125    11/16/2008   96,299     244,042
Gammon
Dennis      75,000      16%        6.25      7/26/2008   294,794    747,067
Greenia
James A.       -         -           -           -          -          -
Eliasberg
----------------------------------------------------------------------------



 (1) All such stock options were granted for the number of shares indicated at an exercise price equal to the fair market value of the Common Stock on
     the date of grant as determined by the Company's Board of Directors.   All
     such stock options noted  above were granted 10  years prior to  the noted
     expiration date.    The  options become  exercisable   beginning one  year
     after the date of grant in five equal annual installments.   The Company's
     current Option Plans do not make provision for the award of stock appreciation rights ("SARs") and the Company has no SARs currently outstanding.
 (2) As required by rules of the Securities and Exchange Commission ("SEC"), potential values stated are based on the assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of
     5%  and  10%   (total  appreciation  of   approximately  63%   and  159%),
     respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.
 (3) Upon occurrence of a change of control of Taco Cabana, as defined in the related Stock Option Agreements, all outstanding options, to the extent not exercisable, will immediately become exercisable.




                                       12






     Stock Option Exercises and Holdings Table. The following table provides information concerning the exercise of options and value of unexercised options held by the named executive officers at January 3, 1999:


         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


             Shares                  Number of
            Acquired               Unexercised
               on      Value         Options         Value of Unexercised
           Exercise   Realize     at Fiscal Year     In-the-Money Options
 Name         (#)      ($)           End (#)       at Fiscal Year End ($)(1)
-----------------------------------------------------------------------------
                                Exercis-  Unexercis-  Exercis-    Unexercis-
                                  able       able       able         Able
-----------------------------------------------------------------------------
Stephen V.      -         -     120,000     180,000    315,000       372,500
Clark
David G.        -         -      65,000      85,000     84,375       134,375
Lloyd
Douglas         -         -      15,000      85,000     41,250       205,625
Gammon
Dennia          -         -           -      75,000          -       112,500
Greenia
James A.        -         -           -           -          -             -
Eliasberg (2)
-----------------------------------------------------------------------------
(1)Values stated are based on the last sale price of $7.75 per share of the Company's Common Stock on the NASDAQ National Market System on December 31, 1998, the last trading day of the fiscal year, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options at the end of the fiscal year.
(2)Mr. Eliasberg served as Senior Vice President and General Counsel until September 1998.






Compensation Committee Interlocks and Insider Participation

None.




                                        13




                          STOCK PERFORMANCE GRAPH

               Comparison of Five Year-Cumulatvie Total Returns
                           Performance Graph for
                            Taco Cabana, Inc.

                         (GRAPH APPEARS HERE)

  Measurement                   NASDAQ
    Period                       Stock              NASDAQ Stocks
  (Fiscal Year   Taco Cabana,   Market        (SIC 5800-5899 US Companies)
    Covered)         Inc.     (US Companies)   Eating and drinking places
--------------   ------------ --------------   ---------------------------
  12/30/1994        50.7          97.8                  72.2
  12/29/1995        28.2         138.3                  87.9
  12/27/1996        41.2         170.2                  85.4
  12/26/1997        26.1         200.7                  72.6
  12/31/1998        43.7         293.8                  66.8

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.  The index level for all series was set to $100.00 on 12/31/1993.



                                      14



                          INDEPENDENT ACCOUNTANTS



     The financial statements and schedules of the Company as of January 3, 1999 and for the year then ended were audited by Deloitte & Touche LLP. It is anticipated that if the nominees are elected as directors, the new Board of Directors will reappoint such firm as independent certified public accountants for the current fiscal year. A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                               ANNUAL REPORT

     The Company's Annual Report for the year ended January 3, 1999, which includes the Company's financial statements, accompanies this proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

                               OTHER MATTERS

     The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.





                           STOCKHOLDER PROPOSALS

     The Company intends to conduct the next annual meeting of stockholders in approximately June 2000. Proposals by stockholders intended to be presented at the annual meeting to be held in 2000 must be received by the Company by March 1, 2000 to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to the Secretary of the Company at the address indicated in this notice.




                                      15



                   COST AND METHOD OF PROXY SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of stock held by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.



                              By Order of the Board of Directors



                              David G. Lloyd
                              Secretary






                           TACO CABANA, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, AUGUST 19, 1999

The undersigned hereby appoints STEPHEN CLARK and DAVID G. LLOYD, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote, at the annual meeting and at any adjournment thereof, all shares of Common stock of the undersigned in Taco Cabana, Inc. held of record on the record date, upon all subjects that may properly come before the meeting, including matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. If no directions are given and the signed card is returned, the proxies will vote FOR item 1 and at their direction on any other matter that may properly come before the meeting any adjournment thereof.

Instruction                                         (change of address)

To withhold authority to vote for any           ___________________________
individual nominee, strike a line through       ___________________________
the nominee's name in the list below:           ___________________________
                                                ___________________________
    Stephen V. Clark   William Nimmo            (If you have written in the
    Richard Sherman    Cecil Schenker           above space, please mark the
    Lionel Sosa        Rod Sands                corresponding box on the
                                                reverse side of this card)


No.                                                    SEE REVERSE SIDE



                           TACO CABANA, INC.
      PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

The Board of Directors recommends a vote FOR item 1              WITHHELD
                                                       FOR       AUTHORITY
1.  Election of Directors
    (see reverse)

Note: Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign, if a corporation, please sign in full corporate name by president or other authorized officer, if a partnership please sign in partnership name by authorized person. When signing as attorney, trustee, guardian, officer or partner, please give full title as such.


---------------------------------
Signature                    Date


---------------------------------
Signature                    Date